Exhibit 10.2(b)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of March 19, 2015, by and between ARE-819/863 MITTEN ROAD, LLC, a Delaware limited liability company (“Landlord”), and CORVUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain Lease Agreement dated as of January 27, 2015 (the “Lease”).  Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 8,138 rentable square feet (the “Original Premises”) in a building located at 863 Mitten Road, Burlingame, California (“Building”).  The Original Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.                                    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) expand the size of the Original Premises by adding that portion of the Building consisting of approximately 3,163 rentable square feet in the east wing of the Building, as shown on Exhibit A attached to this First Amendment (the “Expansion Premises”), and (ii) provide for the extension of the Base Term of the Lease through January 31, 2017.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Expansion Premises.  In addition to the Original Premises, commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises.

2.                                      Delivery.  Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the Expansion Premises to Tenant on or before the Target Expansion Premises Commencement Date.  The “Target Expansion Premises Commencement Date” shall be April 16, 2015.  If Landlord fails to timely Deliver the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this First Amendment shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Expansion Premises within 60 days of the Target Expansion Premises Commencement Date for any reason other than Force Majeure delays, this First Amendment may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this First Amendment, except with respect to provisions which expressly survive termination of the Lease.  If Tenant does not elect to terminate this First Amendment within 5 business days of the lapse of such 60 day period, such right to void this First Amendment shall be waived and this First Amendment with shall remain in full force and effect.

The “Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Expansion Premises to Tenant.  Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date and the expiration date of the Lease in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as otherwise set forth in this First Amendment: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the

Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition as of the Expansion Premises Commencement Date.

Except as otherwise provided in this First Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.                                      Definition of Premises and Rentable Area of Premises.  Commencing on the Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises:  That portion of the Building containing approximately 11,301 rentable square feet, consisting of (i) approximately 8,138 rentable square feet (the “Original Premises”) in the west wing of the Building (“West Building”), and (ii) approximately 3,163 rentable square feet (the “Expansion Premises”) in the east wing of the Building (“East Building”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises:  11,301 sq. ft.”

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this First Amendment.

4.                                      Base Term.  Commencing on the Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term:  Commencing (i) with respect to the Original Premises on the Commencement Date, and (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on January 31, 2017 (“Expiration Date”).”

5.                                      Base Rent.

a.                                      Original Premises.  Tenant shall continue paying Base Rent with respect to the Original Premises as provided in the Lease through January 31, 2016.  Thereafter, on February 1, 2016 (the “Adjustment Date”), Base Rent payable with respect to the Original Premises shall be increased by multiplying the Base Rent payable with respect to the Original Premises immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to the Original Premises immediately before such Adjustment Date.

b.                                      Expansion Premises.  Beginning on the Expansion Premises Commencement Date, Tenant shall (in addition to Base Rent for the Original Premises) commence paying Base Rent with respect to the Expansion Premises at the rate of $2.06 per rentable square foot of the Expansion Premises per month.  Thereafter, Base Rent payable with respect to the Expansion Premises shall be increased on the Adjustment Date by multiplying the Base Rent payable with respect to the Expansion Premises immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to the Expansion Premises immediately before such Adjustment Date.

6.                                      Definition of Tenant’s Share of Operating Expenses.

a.                                      Commencing on the Expansion Premises Commencement Date, the defined terms “Rentable Area of Building” and “Tenant’s Share of Operating Expenses of Building” are deleted in their entirety.

b.                                      Commencing on the Expansion Premises Commencement Date, the following defined terms are hereby added to the Lease:

“Rentable Area of East Building:  34,672 sq. ft.

Rentable Area of West Building:  37,821 sq. ft.

Tenant’s Share of Operating Expenses of East Building:  9.12%

Tenant’s Share of Operating Expenses of West Building:  21.52%

East Building’s Share of Project:  35.57%

West Building’s Share of Project:  38.80%”

Notwithstanding anything to the contrary contained in the Lease, commencing on the Expansion Premises Commencement Date, Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the Expansion Premises (Tenant’s Share of Operating Expenses of East Building) in addition to Tenant’s Share of Operating Expenses with respect to the Original Premises (Tenant’s Share of Operating Expenses of West Building).  Landlord may equitably allocate Operating Expenses between the East Building and the West Building.

c.                                       Commencing on the Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Project” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Project:  11.60%”

7.                                      Disclosure.  For purposes of Section 1938 of the California Civil Code, as of the date of this Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

8.                                      Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than CRESA. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than CRESA claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

9.                                      Miscellaneous.

a.                                      This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.                                      This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.                                       This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.                                      Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on next page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

CORVUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Leiv Lea
Its:	CFO

LANDLORD:

ARE-819/863 MITTEN ROAD, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its	Eric S. Johnson
Vice President
Real Estate Legal Affairs

Exhibit A

Expansion Premises

A-1